Exhibit 10.8

                Amended and Restated Employment Agreement between
               the Company and Una S. Ryan dated August 20, 1998

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made as of the 20th day of August, 1998 (the "Effective Date"), by and between T Cell Sciences, Inc., a Delaware corporation with its main office in Needham, Massachusetts (the "Company") and Una S. Ryan, Ph.D. (the "Executive"), amends, restates and supersedes the Employment Agreement, dated as of May 28, 1996, by and between the Company and the Executive.

                                   WITNESSETH

     In consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

1. Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and conditions hereinafter set forth.

2. Capacity. The Executive shall serve the Company as its President and Chief Executive Officer, and shall serve the Company in such other or additional offices in which the Executive may be requested to serve by the Board of Directors of the Company (the "Board"). In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to her from time to time by or under the authority of the Board.

3. Term. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement (the "Term") shall be one (1) year from the Effective Date and shall be renewed automatically for periods of one (1) year commencing on the anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Company gives written notice to the other not less than sixty (60) days prior to the date of any such anniversary of such party's election not to extend the Term.

4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

     a. Salary. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive a salary (the "Salary") at the annual rate of Two Hundred Fifty Nine Thousand Five Hundred Eighty-Four Dollars ($259,584), subject to increase from time to time in the discretion of the Board or the Compensation Committee of the Board (the "Compensation Committee"). The Salary shall be payable in periodic installments in accordance with the Company's usual practice for its senior executives.

     b. Bonus. The Executive shall be entitled to participate in the Performance Incentive Plan as established by the Board in accordance with and subject to the terms and conditions established in the sole discretion of the Board. The Executive will be eligible to earn up to an amount equal to thirty percent (30%) of her then current Salary each year under the Performance Incentive Plan.


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


     c. Regular Benefits. The Executive shall be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans and other benefit plans which the Company may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, applicable law and the discretion of the Board, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

     d. Equity Incentives. The Executive shall be eligible to participate in the T Cell Sciences, Inc. Amended and Restated 1991 Stock Compensation Plan (the "Stock Plan"), as adopted by the Board and as approved by the stockholders of T Cell and as may be amended, modified or terminated from time to time, in accordance with its terms and the terms of any individual agreement regarding awards of options (incentive or nonqualified), restricted common shares, performance share units or stock equivalents under the Stock Plan entered into by and between the Company and the Executive in accordance with the Stock Plan. Nothing in this Paragraph 4(d) is intended to alter, or shall be interpreted as in any way altering, the Executive's rights under any such agreements entered into by the Executive and the Company prior to the execution of this Agreement.

     e. Expenses. The Company will pay or reimburse the Executive for all transportation, hotel, meals and other out-of-pocket expenses (in each case in accordance with the Company's policies applicable to executive officers, including policies regarding documentation of expenses) reasonably incurred by the Employee in connection with her performance of services for the Company as herein provided.

     f. Exclusivity of Salary and Benefits. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.

5. Extent of Service. During the Executive's employment under this Agreement, the Executive shall, subject to the direction and supervision of the Board, devote the Executive's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board; provided, that nothing in this Agreement shall be construed as preventing the Executive from:



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


     a. investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(e) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

     b. engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

6.   Termination and Termination Benefits. Notwithstanding the provisions of
Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

     a. Termination by the Company for Cause. The Executive's employment under this Agreement may be terminated for Cause without further liability on the part of the Company effective immediately upon a vote of the Board and written notice to the Executive setting forth in reasonable detail the circumstances that the Company reasonably believes give rise to Cause for termination of the Executive's employment. Only the following shall constitute Cause for such termination:

          (i) dishonest statements or acts of the Executive with respect to the Company or any affiliate of the Company;

          (ii) the conviction of the Executive for, or the entry of a pleading of guilty or nolo contendere (or the equivalent) by the Executive as to (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

          (iii) gross negligence, willful misconduct or willful insubordination of the Executive with respect to the Company or any affiliate of the Company; or

          (iv) willful breach by the Executive of any of the Executive's obligations under this Agreement, which breach results in a material injury to the Company.

No act or failure to act shall be considered "willful" for this purpose unless done, or omitted to be done, by the Executive other than in good faith in the reasonable belief that such act or omission was in the best interest of the Company.

     b. Termination by the Executive. The Executive's employment under this Agreement may be terminated by the Executive by written notice to the Board at least sixty (60) days prior to such termination. Upon receipt of such notice, the Company may elect to provide the Executive with pay in lieu of notice. For purposes of this Section 6(b), the Company is only required to pay the Executive an amount equal to her Salary pro rated for the period of time for which the Company waives notice.


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


     c. Termination by the Company Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(e), the Executive's employment under this Agreement may be terminated by the Company without cause upon written notice to the Executive.

     d. Change in Control. The Executive's employment under this Agreement may be terminated by the Executive for Good Reason within one (1) year of a Change in Control by written notice to the Board; provided, that the Executive shall provide the Board with written notice of any such Good Reason at least thirty
(30) days in advance of a voluntary termination of employment and the Company shall have the opportunity to remedy or cure the asserted basis for any such Good Reason voluntary termination within such thirty-day period.

          (i) "Change in Control" shall have the meaning set forth in Section
          1.2 of the Stock Plan, without regard to the Board's right to revoke a resolution declaring that a Change in Control has occurred.

          (ii) "Good Reason" shall mean:

               (A) the assignment, absent the Executive's written consent, to the Executive of any duties substantially inconsistent with the Executive's position, status or authority as the Company's President and Chief Executive Officer as in effect immediately prior to the Change in Control or any alteration in the nature or status of the Executive's responsibilities to a significantly lesser position;

               (B) loss, absent the Executive's written consent, of the titles President or Chief Executive Officer;

               (C) the appointment, absent the Executive's written consent, of any other person as Co-President or Co-Chief Executive Officer with the Executive;

               (D) material reduction in the Executive's Salary, incentive compensation, or benefits or perquisites as in effect immediately prior to the Change in Control;

               (E) the relocation of the principal place of the Executive's employment after the Change in Control to a location more than 50 miles from the principal place of the Executive's employment as of the Effective Date without the Executive's written consent; or

               (F) the failure by the Company to assign this Agreement to any successor pursuant to Section 14.

     e. Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Company pursuant to Section 6(c) or (d) above, the Company shall provide to the Executive the following termination benefits ("Termination Benefits"):

          (i) a lump sum amount equal to the Executive's annual Salary at the rate then in effect pursuant to Section 4(a);

          (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. ss.1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Executive as in effect on the date of termination, unless the termination of employment pursuant to Section 6(c) or 6(d) occurs within one year of a Change in Control, in which case the Company shall pay all premiums; and

          (iii) a mutually agreed upon press release announcing the termination of the Executive's employment and mutually agreed upon written reference from the Company for the Executive.

     The Termination Benefits set forth in (ii) above shall continue for twelve
(12) months after the date of termination so long as the Executive otherwise remains eligible for continuation under COBRA. Nothing in this Section 6(e) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under Section 6(e)(ii) ceases. It is the intention of the Executive and of the Company that no payments by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code ("Code") relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or




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




regulatory provision, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Internal Revenue Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Company by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Company has given notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

        f. Disability. If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Board may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Company for the remainder of the Term or during the period of such disability. If the period of disability extends for more than six (6) months, the Company may terminate the Executive's employment without further liability on the part of the Company. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company's determination of such issue shall be binding on the Executive. Nothing in this Section 6(f) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq., the Americans with Disabilities Act, 42 U.S.C.
ss.12101 et seq., and Mass.Gen.L. ch. 151B.

        g. Death or Retirement. The Executive's employment under this Agreement will be deemed to have terminated without further liability on the part of the Company if the Executive dies or retires.



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

7.      Confidential Information, Noncompetition and Assignment.



        a. Confidential Information. As used in this Agreement, "Confidential Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; research data or results, inventions, cell lines or products; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(a). The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company.

        b. Assignment of Rights. Any and all information, data, inventions, discoveries, materials, notebooks and other work product which the Executive conceives, develops or acquires during her employment with the Company or within six (6) months after the termination of Executive's employment with the Company, which directly or indirectly relates to work performed for the Company shall be the sole and exclusive property of the Company. The Executive shall promptly execute any and all documents necessary and take such further actions as the Company may deem necessary to assign any and all of the Executive's right, title and interest in such property to the Company. The Executive may publish research results after the Company, in its sole discretion, has reviewed, for purposes of determining patentability and maintaining trade secrets, and has approved the proposed publication.

        c. Intellectual Property. During the Executive's employment at the Company, the Executive shall promptly assist with and execute any and all applications, assignments or other documents which an officer or director of the Company shall deem necessary or useful in order to obtain and maintain patent, trademark or other intellectual property protection for the Company's products or services. After the termination date of her employment with the Company, the Executive shall use reasonable efforts to assist the Company on intellectual property matters as they relate to her employment, and the Company shall reasonably compensate the Executive for her time and expense.



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

        d. Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

        e. Noncompetition and Nonsolicitation. During the Term and for one (1) year thereafter, the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Company); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. The Executive understands that the restrictions set forth in this Section 7(e) are intended to protect the Company's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

        For purposes of this Agreement, the term "Competing Business" shall mean a business enterprise, whether for profit or not for profit, engaged in the research, development or marketing of products or services in or relating to T Cell antigen receptor, complement receptor or other technology fields or businesses in which the Company is engaged or the Company has investigated entering within one year prior to termination of the Executive's employment. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business. The Executive may request the Company to waive, and the Company, in its sole discretion, may waive its rights under this Subsection 7(e).

8. Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous Company or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Company that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any such previous Company or other party. In the





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

Executive's work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous Company or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

9. Litigation and Regulatory Cooperation. During and for six (6) years after the Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and for six (6) years after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of her obligations pursuant to this Section 9. The Company shall pay the Executive at the rate of $300 per hour (said rate to be adjusted for inflation from and after 1998 based on then applicable Department of Labor indices for determining inflation rates in the Boston metropolitan area) for all time spent in the performance of her obligations pursuant to this Section 9 following the termination of her employment, other than time spent actually testifying under oath or directly responding to questions by governmental agents.

10. Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 11 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate preliminary equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

11. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution




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

Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit, the U.S. District Court for the District of Massachusetts and the Supreme Judicial Court of the Commonwealth of Massachusetts in deciding the merits of claims and defenses under state or federal law as applicable to the claims raised, including any state or federal anti-discrimination law. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this
Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or other preliminary equitable relief in circumstances in which such relief is appropriate, including, without limitation, pursuant to Section 10; provided, that any other relief shall be pursued through an arbitration proceeding pursuant to this
Section 11.

12. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or requested to enforce Section 7, 10 or 11 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the parties (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

13. Taxation. All payments and benefits hereunder shall be subject to appropriate tax withholding and reporting, as determined by the Company.

14. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

15. Assignment; Successors and Assigns, Etc. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.




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16. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

19. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

20. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Executive, as of the Effective Date.

                                             T CELL SCIENCES, INC.


         8/20/98                      By:    /s/ Thomas R. Ostermueller
-----------------------------                -----------------------------------
Date                                         Thomas Ostermueller, Director and
                                             Chairman, Compensation Committee


        8/20/98                              /s/ Una S. Ryan
-----------------------------                -----------------------------------
Date                                         Executive


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